BLACKROCK FUNDS
ITEM   77.P EXHIBIT




Pursuant to Exemptive Order ICA Release No. 15520 dated January 5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Municipal Money Market Portfolio

TRADE DATE
10/03/06

BUY/SELL
SELL

SECURITY DESCRIPTION
DENVER COLO URB REN - PT 999

RATE
3.46

MATURITY DATE
12/01/24

AMOUNT (In Thousands)
$1,500


TRADE DATE
03/06/07

BUY/SELL
SELL

SECURITY DESCRIPTION
PLEASANT VALLEY CALIF SD PT-2783

RATE
3.50

MATURITY DATE
08/01/31

AMOUNT (In Thousands)
$150

North Carolina Municipal Money Market Portfolio

TRADE DATE
02/15/07

BUY/SELL
SELL

SECURITY DESCRIPTION
NORTH CAROLINA MED BAPTISTS


RATE
3.62


MATURITY DATE
06/01/12

AMOUNT (In Thousands)
 $200

TADE DATE
02/23/07

BUY/SELL
SELL

SECURITY DESCRIPTION
PUERTO RICO GDB

RATE
3.45

MATURITY DATE
12/01/15

AMOUNT (In Thousands)
$100

Ohio Municipal Money Market Portfolio

TRADE DATE
11/13/06

BUY/SELL
BUY

SECURITY DESCRIPTION
OHIO STATE UNIVERSITY

RATE
3.65

MATURITY DATE
11/14/06

AMOUNT (In Thousands)
$8,775

New Jersey Municipal Money Market Portfolio

TRADE DATE
12/06/06

BUY/SELL
SELL

SECURITY DESCRIPTION
PUERTO RICO GDB

RATE
3.28
MATURITY DATE
12/01/15

AMOUNT (In Thousands)
$3,100

Virginia Municipal Money Market Portfolio

TRADE DATE
10/18/06

BUY/SELL
SELL

SECURITY DESCRIPTION
HARRISONBURG VA INDL DEV AUTH

RATE
3.56

MATURITY DATE
12/01/21

AMOUNT (In Thousands)
 $200